EXHIBIT 21

         EOG Resources, Inc. and Subsidiaries

                 As of March 10, 2004



     Company Name                           Place Of Incorporation

EOG Resources, Inc.                                 Delaware
EOG Resources - Carthage, Inc.                      Delaware
EOG Resources Investments, Inc.                     Delaware
EOG Resources Property Management, Inc.             Delaware
EOG Resources Acquisitions L.P.                     Delaware
ERSO, Inc.                                          Texas
EOG Expat Services, Inc.                            Delaware
EOG Resources Marketing, Inc.                       Delaware
EOG - Canada, Inc.                                  Delaware
EOG Company of Canada                               Nova Scotia
EOG Canada Company Ltd.                             Alberta
EOG Canada Holdings I Inc.                          Alberta
EOG Canada Holdings II Inc.                         Alberta
EOG Finance Canada Company                          Nova Scotia
EOG Resources Canada Company                        Nova Scotia
EOG Resources Canada Inc.                           Alberta
EOG Resources Canada (a partnership between
 EOG Resources Canada Inc., Managing Partner
 and EOG Resources Canada Company)                  Alberta
Nilo Operating Company                              Delaware
EOG Resources - Callaghan, Inc.                     Delaware
Online Energy Solutions, Inc.                       Delaware
EOG Resources Holdings LLC                          Delaware
EOG Resources Properties LLC                        Delaware
Belring Company (a Texas Limited Partnership)       Texas
Big Sky Ranches, Inc.                               Delaware
EOG Resources Appalachian LLC                       Delaware
EOG Resources East Texas L.P.                       Delaware
Energy Search, Incorporated                         Tennessee
O P Operating Company                               Delaware
EOG Resources International, Inc.                   Delaware
EOG Resources Trinidad - LRL Limited                Nevis
EOG Resources Trinidad - LRL Unlimited              Trinidad
EOG Resources Abu Dhabi Ltd.                        Cayman Islands
EOG Resources Bangladesh Ltd.                       Cayman Islands
EOGI - Mozambique, Inc.                             Delaware
EOG Resources Mozambique, Ltd.                      Cayman Islands
EOG Resources Nitro2000 Ltd.                        Nevis
EOGI - Trinidad, Inc.                               Delaware
EOGI Trinidad Company                               Cayman Islands
EOG Resources Trinidad Limited                      Trinidad
EOG Resources Capital Management I, Ltd.            Cayman Islands
Wilsyx International Finance B.V.                   The Netherlands
EOGI Company of Trinidad                            Cayman Islands
Harfin Capital and Finance Ltd.                     Cayman Islands
OCC Investment Company Ltd.                         Cayman Islands
Murrott Capital Ltd.                                Nevis
EOGI Trinidad - U(a) Block Company                  Cayman Islands
EOG Resources Trinidad - U(a) Block Limited         Cayman Islands
EOG Resources United Kingdom Limited                UK
EOGI - Venezuela, Inc.                              Delaware
EOGI - Venezuela (Guarico), Inc.                    Delaware
EOG Resources Nevis U(b) Block Limited              Nevis
EOG Resources Trinidad U(b) Block Unlimited         Trinidad
EOG Resources Egypt GHZ Ltd.                        Cayman Islands
EOGI Egypt GHZ Ltd.                                 Cayman Islands
EOG Resources Egypt WS Ltd.                         Cayman Islands
EOGI Egypt WS Ltd.                                  Cayman Islands
EOG Resources (Nevis) Block 4 (a) Limited           Nevis